U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934


                     PRIMO WORLD MARKETS, LTD.
          (Exact name of registrant as specified in its charter)


Delaware                                         On Application
------------------                        ------------------------------
(State or Other Jurisdiction              (I.R.S. Employer Identification
of Incorporation or Organization)                 Number)


                      13049 Tradition Drive
                   Dade City, Florida 90212
      -----------------------------------------------------------------
            (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code 248-867-8696


Securities to be Registered Under   Section 12(b) of the Act:  None

Securities to be Registered Under  Section 12(g) of the Act:  Common Stock,
                                                            $.0001 Par Value
                                                            (Title of Class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer             Accelerated filer
   Non-accelerated filed               Smaller reporting company  X

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ITEM 1.   BUSINESS

     Primo World Markets, Ltd. (the "Company") was incorporated on December 7, 2010 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

     The Company is a developmental stage company without assets, operations or revenues and its activities to date have been limited to issuing shares to its original shareholders and filing this registration statement. To date, the activities of the Company have been funded by the Company's shareholders and officers without expectation of repayment other than as shareholders and the increased value of the share holdings as the Company develops.

     The Company has been formed to effect a business combination with an affiliated existing developmental stage Nevada limited liability corporation, Primo World Markets, LLC (Nevada). Primo World
Markets, LLC is a blind pool venture capital corporation with broad investment objectives. It will locate what it believes to be positive investment opportunities. It believes that most of these investment will be in commercial, retail and multi-family housing real estate.

     The Company believes that the tight lending market for real estate and private equity deals has created a favorable opportunity for investment as many developers, small and large, now find themselves over- extended and in a severe credit crunch. The recent high foreclosure rates have increased real estate inventory, flooding banks and other lending institutions which are not in the business of owning real estate. The increasing real estate owned inventory has become a major concern for banks as such real estate weighs down balance sheets. To liquidate these assets, banks typically package them into $20 million-plus packages, which they sell to investors for as little as 40% of market value or less.

     After such business combination is completed, the Company intends to file a registration statement pursuant to the Securities Act of 1933. It is intended that such registration statement will offer equity shares for sale and will include for registration any of the outstanding and issued shares of the Company.

     The Company has entered into an agreement Tiber Creek
Corporation, a Delaware corporation, for assistance in becoming a public company, locating a market maker for its securities and for introductions into the financial community.

Public Company Status

     The Company believes that such steps will not only change the situs of its incorporation but make it a reporting company which it feels offers certain positive benefits including:

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      +  increased visibility in the financial community;
      +  compliance with a requirement for admission to quotation on the
            OTC Bulletin Board or on the Nasdaq Capital Market;
      +  the facilitation of borrowing from financial institutions;
      +  increased valuation;
      +  greater ease in raising capital;
      +  compensation of key employees through stock options for which there may be a market valuation;
      +  enhanced corporate image.

Primo World Markets, LLC

     Although no agreements or transactions have been executed or effected, the Company anticipates that it will effect a business combination with Primo World Markets, LLC. Primo World Markets
LLC is a development stage venture capital company that intends to serve as a holding and investment company in various business opportunities, particularly international real estate with an orientation toward start up and mid-size companies. Primo World Markets LLC believes that the economic trends of the past two years that have hurt the economy of the United States and are now threatening Europe presents opportunities to purchase real estate and business opportunities at exceptional prices.

ITEM 1A.  RISK FACTORS

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management's attention and affect its ability to attract and retain qualified directors.

     The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a public reporting company will require a structured and developed finance and accounting group. As a public company, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

     The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management's attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

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     These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company has no operating history nor revenue and minimal assets and operates at a loss.

     The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources and has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

Company has only one director and one officer.

     The sole officer and director of the Company is James E. Deakin. Because management consists of only one person, the Company does not benefit from multiple judgments that a greater number of directors or officers would provide and the Company will rely completely on the judgment of its sole officer and director when selecting a target company. Mr. Deakin has not entered into a written employment agreement with the Company and is not expected to do so. The Company has not obtained key man life insurance on Mr. Deakin and the loss of his services would adversely affect development of the business of the Company and its likelihood of commencing operations.

The proposed operations of the Company are speculative.

     The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of Primo World Markets LLC, its target company. Although a business combination has not been effected and no transactional terms have been arranged, the Company has been formed to enter into a business combination with Primo World Markets LLC, a development stage venture capital company. In the event the Company completes the business combination, the success of its operations will be dependent upon management of Primo World Markets LLC and other factors some of which may be beyond the control of the Company.

The Company has no independent operating history and as such an assessment of its possible profitability or performance but must focus on the history of its president.

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       The Company has no established operating history and it is therefore not possible to assess the prior performance of the Company and such an assessment must focus on the background and experience of the Company's management. The Company intends to enter into a business combination with Primo World Markets LLC which has the same management as the Company. The Company has limited financial results upon which it may judged. As a Company emerging from the development-stage, it may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

       The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. As of December 1, 2010, the Company has not generated revenues and has no income or cash flows from operations since inception. The Company has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

       The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully negotiating and effecting its business combination.

       There is no assurance that the Company will ever be profitable.

       The Company has no operations nor does it currently engage in any business activities generating revenues. The Company's principal business objective for the following 12 months is to achieve a business combination with Primo World Markets LLC.

       The Company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees.
It is anticipated that such expenses will not exceed $5,000. Management of the Company will pay all expenses of the Company without repayment until such time as the business combination is effected.

Target Company

       The Company has been formed to effect a business combination with an affiliated existing developmental stage Nevada limited liability corporation, Primo World Markets, LLC (Nevada). Primo World Markets, LLC is a venture capital corporation with broad investment objectives. It will locate what it believes to be positive investment opportunities. It believes that most of these investment will be in commercial, retail and multi-family housing real estate.

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Management of the Company

       The Company has no full time employees. James E. Deakin is the sole officer and director of the Company and its majority shareholder. Mr. Deakin will allocate a limited portion of time to the activities of the Company without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of the Company.

       The amount of time spent by Mr. Deakin on the activities of the Company is not predictable. Such time may vary widely from an extensive amount when effecting the terms of the business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend.

ITEM 3.  PROPERTIES.

      The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses the offices of its president without charge to it. It is anticipated that the Company will continue this arrangement until it completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by the Company to be the beneficial owner of five percent or more of the common stock of the Company, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial     Percentage
of Beneficial Owner           wnership                Class
------------------------     --------------------     -----------

James E. Deakin                  1,000,000              66%
13049 Tradition Drive
Dade City, Florida 90212

Tiber Creek Corporation (1)        250,000              17%
215 Apolena Avenue
Newport Beach, CA 92662

MB Americus LLC                    250,000     `        17%
9454 Wilshire Boulevard
Beverly Hills, California 90212

All Executive Officers and       1,000,000              66%
Directors as a Group
(1 Person)

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   (1) As the sole shareholder, officer and director of Tiber Creek
Corporation, a Delaware corporation, James M. Cassidy may be deemed to be the beneficial owner of the shares of common stock of the Company owned by it.

   (2) As the sole principal of MB Americus LLC, a California business entity, James M. McKillop may be deemed to be the beneficial owner of the shares of common stock of the Company owned by it.

ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

       The Company has one director and officer as follows:

Name                Age         Positions and Offices Held

James Deakin                 President, Secretary, Director

       Set forth below are the name of the directors and officers of the Company, all positions and offices held wiand the business experience during at least the last five years:

       James E. Deakin Jr. serves as the sole officer and director of the Company and is its major shareholder. Mr. Deakin was the owner and operator as the Managing Partner of LPG Management, a real estate management/investment company headquartered in Washington
Township, Michigan. Mr. Deakin studied information systems at Oakland University, Rochester, Michigan, where he earned a Bachelors of Science degree. Mr. Deakin honed his business skills while holding several positions over a 17 years period with Models & Tools, Inc., an aerospace manufacturing company in Troy, Michigan. He completed his tenure there as Vice President, Board of Directors. Mr. Deakin holds a Life Insurance Producers License and has earned a Genearl Securities License (Series 7). Throughout his career, Mr. Deakin has gained significant experience in the purchase, sale and management of his investment real estate properties. Mr. Deakin has been a Dale Carnegie Assistant Class Instructor since November, 1992.

ITEM 6.  EXECUTIVE COMPENSATION

       The officer and director of the Company does not receive any compensation for services to it and has not received any compensation in the past, and is not accruing any compensation.

       No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of future employees.

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ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND
                DIRECTOR INDEPENDENCE.

     The Company has issued a total of 1,500,000 shares of common stock pursuant to Section 4(2) of the Securities Act.

     James M. Cassidy is the sole officer, director and shareholder of Tiber Creek Corporation, which is a shareholder of the Company. Mr. Cassidy is a principal in the law firm which has prepared this registration statement and which will prepare the registration statement on Form S-1 once the business combination is effected.

     As the organizers and developers of the Company, John J. Bravata and James E. Deakin may be considered promoters. Mr. Bravata has provided services to the Company without charge consisting of arranging for the preparation and filing the charter corporate documents and this registration statement. Mr. Bravata has arranged for payment of the expenses incurred by the Company.

     The Company is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against the Company.

ITEM 9.    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
                  EQUITY AND RELATED STOCKHOLDER MATTERS

      (a) Market Price. There is no trading market for the Company's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of the Company nor is any common stock currently being publicly offered by it. At the time of this registration, no shares issued by the Company are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of the Company could offer their shares for sale pursuant to such rule.

      (b) Holders. The issued and outstanding shares of the common stock of the Company were issued to three shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

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      (c)  Dividends.  The Company has not paid any dividends to date, and has no plans to do so in the immediate future. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of the Company's Board of Directors.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, the Company has issued 1,500,000 common shares at par pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $150.

     On December 7, 2010, the Company issued the following shares of its common stock:

Name                              Number of Shares   Consideration

Tiber Creek Corporation              250,000              $  25
MB Americus LLC                      250,000              $  25
James E. Deakin                    1,000,000              $ 100

ITEM 11.  DESCRIPTION OF REGISTRANT'S  SECURITIES TO BE REGISTERED

     The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.0001 per share, of which there are 1,500,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued.

     The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

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     Holders of common stock have no preemptive rights to purchase the common stock of the Company. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.
      Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. The Company has no present plans to issue any preferred stock.

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Trading of Securities in Secondary Market

     Following the business combination, the Company will wish to cause its common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by the Company, including warrants, shares underlying warrants, and debt securities.

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 ornet income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

     If, after a business combination and qualification of its securities for trading, the Company does not meet the qualifications for listing on the Nasdaq Capital Market, it may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service.
Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

      In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the business combination and qualification of its securities for trading.

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     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange
Act. Upon effectiveness of this registration statement, the Company will be required to, and will, file reports under Section 13 of the Exchange
Act. As a result, sales of the Company's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Transfer Agent

     It is anticipated that StockTrans, Inc., Ardmore, Pennsylvania will act as transfer agent for the common stock of the Company.

Additional Information

     This registration statement and all other filings of the Company when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of
Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
The Company's certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The Company is a smaller reporting company in accordance with Regulation S-X.


ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     The Company has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for the Company for the period ended December 10, 2010. The following financial statements are attached to this report and filed as a part thereof.

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FINANCIAL STATEMENTS




Report of Independent Registered Public Accounting Firm               F-1

Balance Sheet                                                         F-2

Statement of Operations                                               F-3

Statement of Cash Flows                                               F-4

Statement of Stockholders' Equity                                     F-5

Notes to Financial Statements                                       F6-F9

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ANTON & CHIA                       CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Primo World Markets, Ltd.

We have audited the accompanying balance sheet of Primo World
Markets, Ltd. (the "Company") as of December 10, 2010, and the related statements of operations, stockholders' equity and cash flows for the period from December 7, 2010 (Inception) through December 10, 2010. These financial statements are the responsibility of Primo World Market, Ltd's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 10, 2010 and the results of its operations and its cash flows for the period from December 7, 2010 (Inception) through December 10, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenues and income since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP
Newport Beach, CA
December 10, 2010

                            F-1

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                       PRIMO WORLD MARKETS, LTD.
                            BALANCE SHEET


    ASSETS                                                 December 10,
                                                              2010
                                                            ------------
   Current Assets

      Cash                                                  $       150
                                                            ------------

   TOTAL ASSETS                                             $       150
                                                            ============

  STOCKHOLDERS' EQUITY

  Common Stoc, $0.0001 Par Value, 100,000,000 Shares
    Authorized; 1,500,000 Shares issued and Outstanding     $       150
  Preferred stock; $0.0001 Par Value, 20,000,000 Shares
    Authorized; 0 Shares Issued and Outstanding                      -
                                                            ------------
  Total Stockholders' Equity                                        150
                                                            ------------

  TOTAL STOCKHOLDERS' EQUITY                                $       150
                                                            ============




         See the accompanying notes to the financial statements
                              F-2
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                       PRIMO WORLD MARKETS, LTD.
                        STATEMENT OF OPERATIONS




                                                         For the period from
                                                           December 7, 2010
                                                            (inception) to
                                                              December 10,
                                                                  2010
                                                            ------------
    Operating Expenses                                      $         -

                                                            ============

    Net Income                                              $         -
                                                            ============

    Basic and Diluted Earnings per Share                    $         -
                                                            ------------

    Weighted Average Shares                                   1,500,000
                                                            ------------




         See the accompanying notes to the financial statements
                              F-3
____________________________________________________________________________

                       PRIMO WORLD MARKETS, LTD.
                   STATEMENT OF SHAREHOLDERS' EQUITY

                                                  Retained        Total
                                Common Stock      Earnings     Stockholders'
                              Shares   Amount    (Deficit)       Equity
                            ---------  ------    --------      ---------

 Balance,
    December 7, 2010             -      $   -     $    -       $    -

 Shares issued for cash     1,500,000      150         -           150

 Net Income                       -         -          -            -
 -------------              ---------   ------   --------      ---------
 Balance,
    December 10, 2010       1,500,000   $  150     $   -       $   150






         See the accompanying notes to the financial statements
                              F-4
____________________________________________________________________________

                       PRIMO WORLD MARKETS, LTD.
                       STATEMENT OF CASH FLOWS




                                                         For the period from
                                                           December 7, 2010
                                                            (inception) to
                                                              December 10,
                                                                  2010
                                                            ------------
    CASH FLOW FROM FINANCING ACTIVITIES

      Proceeds from the issuance of common stock            $       150

                                                            ------------
    Net Cash Flows from Financing Activities                        150
                                                            ------------

    Net Increase in Cash                                            150

    Cash at Beginning of Period                                      -
                                                            ------------
    Cash at End of Period                                   $       150
                                                            ============






         See the accompanying notes to the financial statements
                              F-5

____________________________________________________________________________

                         PRIMO WORLD MARKETS, LTD.
                      Notes to the Financial Statements
  For the Period from December 7, 2010 (Inception) to December 13, 2010


NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Primo World Markets, Ltd. ("the Company ") was incorporated on
December 7, 2010 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or
Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


                                    F-6
____________________________________________________________________________

                         PRIMO WORLD MARKETS, LTD.
                      Notes to the Financial Statements
  For the Period from December 7, 2010 (Inception) to December 13, 2010


NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES
         (CONTINUED)

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of December 13, 2010 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of the instrument.

                                    F-7
____________________________________________________________________________

                         PRIMO WORLD MARKETS, LTD.
                      Notes to the Financial Statements
  For the Period from December 7, 2010 (Inception) to December 13, 2010


Note 2 - GOING CONCERN


These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. As of December 13, 2010, the Company has no income and cash flows from operations since inception. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Primo World Markets, Ltd.
Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Primo World Markets, Ltd. until a business combination is effected, without repayment. There is no assurance that Primo World Markets, Ltd. will ever be profitable.


NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-06   Improving
Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows:
1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements.
In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.
2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.


                                    F-8
____________________________________________________________________________

                         PRIMO WORLD MARKETS, LTD.
                      Notes to the Financial Statements
  For the Period from December 7, 2010 (Inception) to December 13, 2010



NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

On December 7, 2010, the Company issued 1,500,000 common shares to three of its directors and officers for $150 in cash.

NOTE 5   SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 13, 2010, the date the financial statements were issued.


















                                    F-9
____________________________________________________________________________

                           INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION

3.1             Certificate of Incorporation

3.2             By-Laws

3.3             Specimen stock certificate

23.1            Consent of Independent Registered Public Accounting Firm


                    SIGNATURES


       In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                       PRIMO WORLD MARKETS, LTD.

                                       By: James Deakin
                                           President

Date: December 10, 2010